UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2013

CROCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

7477 East Dry Creek Parkway Niwot, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 30, 2013, Crocs, Inc. (the “Company”) issued a press release reporting its results of operations for the three and nine months ended September 30, 2013.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 8.01 Other Events.

On October 29, 2013, the Company’s Board of Directors approved the repurchase of up to an additional 15.0 million shares under the Company’s existing stock repurchase authorization. This brings the total shares available for repurchase by the Company under the existing board authorization to approximately 17.8 million shares, or approximately 20 percent of the common outstanding shares at September 30, 2013. The number, price and timing of the repurchases, if any, will be at the Company’s sole discretion and future repurchases will be evaluated depending on market conditions, liquidity needs and other factors. The Company’s board of directors may suspend, modify or terminate the program at any time without prior notice.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated October 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: October 30, 2013	By:	/s/ Jeffrey J. Lasher
Jeffrey J. Lasher,
Senior Vice President — Finance and Chief Financial Officer